EXHIBIT 10.2

NEW YORK INSURER SUPPLEMENT

TO

AMENDED AND RESTATED SERVICE AND EXPENSE AGREEMENT

WHEREAS, ALLSTATE INSURANCE COMPANY, an Illinois insurance company (“Allstate”), THE ALLSTATE CORPORATION, a Delaware corporation (“Allcorp”), ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK, a New York insurance corporation (“ALNY”) and INTRAMERICA LIFE INSURANCE COMPANY (“Intramerica”) and, together with ALNY, the “New York Insurers”) are parties to an Amended and Restated Service and Expense Agreement (the “Agreement”), together with certain other insurance company affiliates of Allstate (collectively, the “Affiliates”); and

WHEREAS, Allstate, Allcorp and the New York Insurers wish to supplement and amend the Agreement, solely as to services and facilities provided to the New York Insurers thereunder, in order to conform to requirements and restrictions of the New York Insurance Law that are applicable to the New York Insurers and not to the other Affiliates.

NOW, THEREFORE, Allstate, Allcorp and the New York Insurers do hereby agree as follows:

1.                                       This New York Supplement shall apply only to those services and facilities provided to each of the New York Insurers and shall not alter or amend the Agreement as respects those provided to or by any other Affiliates thereunder. To the extent that the provisions of this New York Supplement are inconsistent with those of the Agreement, the terms of the New York Supplement shall govern.

2.                                       As respects the New York Insurers, both the Agreement and this New York Insurer Supplement shall take effect as of March 5, 2005.

3.                                       For the purpose of this New York Supplement, the Providing Parties are American Heritage Service Company, a licensed independent adjuster, for claims adjustment services relating to accident and health insurance provided on a payroll deduction basis and Allstate for all other services.

4.                                       The second paragraph of Section 1 of the Agreement is amended to add the following:

[Premiums]

After the required processing of premium payments, Providing Parties will immediately deposit such premiums in one or more bank accounts established in the name of ALNY or Intramerica, as the case may be, and subject to the control of officers of the New York Insurers.

[Toll Free Number]

Providing Parties will establish and maintain one or more toll free telephone numbers for use by policyholders, insureds, beneficiaries and applicants of each of the New York Insurers.

[Claims Processing]

Final claims decisions will be based upon guidelines and procedures established and approved by the New York Insurers from time to time and communicated in writing to Providing Parties. The New York Insurers retain final approval authority on all claim payments. Payment of claims shall be made using checks of the New York Insurers.

5.                                       The third paragraph of Section 1 of the Agreement is amended to add the following:

[Safeguarding Customer Information]

Providing Parties shall implement and maintain appropriate measures designed to meet the objectives of New York Insurance Department Regulation No. 173 with respect to safeguarding customer information and customer information systems of the New York Insurers. Allstate shall adjust its information security program at the request of the New York Insurers for any relevant changes dictated by their assessment of risk relating to their customer information and customer information systems. Confirming evidence that Allstate has satisfied the obligations hereunder shall be made available, during normal business hours, for inspection by the New York Insurers, anyone authorized by them and any governmental agency that has regulatory authority over their business activities.

6.                                       The fourth paragraph of Section 1 of the Agreement is amended to add the following after the second sentence thereof;

The New York Insurers shall retain all final underwriting authority.

7.                                       Section 6 of the Agreement is amended to add the following new paragraph:

Within fifteen (15) days after the end of each calendar month, Allstate shall submit to the New York Insurers a written statement of the charges due from the New York Insurers to Allstate pursuant to this Agreement in that calendar month, including charges not included in any previous statements. Any balance payable or to be refunded as shown in such statement shall be paid or refunded within fifteen (15) days following receipt of such written statement by the New York Insurers. The New York Insurers may request a written statement from Allstate setting forth, in reasonable detail, the nature of the services rendered or expense incurred and other relevant information to support the charge.

8.                                       Section 7 of the Agreement is amended by adding the following provisions:

[Accounting Services]

All records of the New York Insurers shall be maintained in accordance with New York Insurance Department Regulation No. 152 (11 NYCRR 243). Notwithstanding any other provision of this Section 7, the books of account of the New York Insurer shall be kept at their principal office(s) in the State of New York. Backup of the records constituting the books of account of the New York Insurers shall be maintained, whether as hard copy or another “durable medium” as defined in New York Insurance Department Regulation No. 152. Such backup, together with the means to access any records maintained as any “durable medium” shall be forwarded to the New York Insurers on a monthly basis and shall be maintained at the principal office(s) of the New York Insurers in the State of New York.

[Ownership and Custody of Records]

All records, books, and files established and maintained by Providing Parties by reason of performance of services under this Agreement, which absent this Agreement would have been held by the New York Insurers, shall be deemed the property of the New York Insurers and shall be maintained in accordance with applicable law and regulation, including, but not limited to, Regulation No. 152. Such records should be available, during normal business hours, for inspection by the service recipient, anyone authorized by the service recipient, and any governmental agency that has regulatory authority over the New York Insurers’ business activities. Copies of such records, books and files shall be delivered to the New York Insurers on demand. All such records, books and files shall be promptly transferred to the New York Insurers by Providing Parties upon termination of this Agreement.

[Audits]

The Company and persons authorized by it or any governmental agency having jurisdiction over the New York Insurers shall have the right, at the Providing Parties’ expense, to conduct an audit of the relevant books, records and accounts of Providing Parties upon giving reasonable notice of its intent to conduct such an audit. In the event of such audit, Providing Parties shall give to the party requesting the audit reasonable cooperation and access to all books, records and accounts necessary to audit during normal business hours.

9.                                       Section 8 of the Agreement is amended to add the following provisions:

[Maintenance of Books]

The Providing Parties and the Service Recipient each shall maintain its own books, accounts and records in such a way as to disclose clearly and accurately the nature and detail of the transactions between them including such accounting information as is necessary to support the reasonableness of charges under this agreement, and such additional information as the company may reasonably request for purposes of its internal bookkeeping and accounting operations. Providing Parties shall keep such books, records and accounts insofar as they pertain to the computation of charges hereunder available for audit, inspection and copying by the New York Insurers and persons authorized by it or any governmental agency having jurisdiction over the New York Insurers during all reasonable business hours.

10.                                 Section 11 of the Agreement is amended to add the following provisions:

This Agreement shall remain in effect until terminated by either its Providing Parties or the New York Insurers upon giving thirty (30) days or more advance written notice, provided that the New York Insurers shall have the right to elect to continue to receive data processing services and/or to continue to utilize data processing facilities and related software for up to 180 days from the date of such notice. Subject to the terms (including any limitations or restrictions) of any applicable software or hardware licensing agreement then in effect between Providing Parties and licensors, Providing Parties shall, upon termination of this Agreement, grant the New York Insurers a perpetual license, without payment of any fee, in any electronic data processing software developed or used by Providing Parties in connection with the services provided to the New York Insurers hereunder if such software is not commercially available and is necessary, in the New York Insurers’ reasonable judgement, for the New York Insurers to perform subsequent to termination the functions provided by Providing Parties hereunder. Upon termination, Providing Parties shall promptly deliver to the New York Insurers all books and records that are, or are deemed by this Agreement to be, the property of the New York Insurers.

11.                                 [Governing Law]

As respects services and facilities provided to the New York Insurers, the Agreement and this New York Insurer Supplement shall be governed by, interpreted under and the rights of the parties determined in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement No. 1 to be signed as of the date and year set forth above.

THE ALLSTATE CORPORATION

By:	/s/ Samuel H. Pilch

Name:	Samuel H. Pilch

Title:	Controller

Date:	April 19, 2005

ALLSTATE INSURANCE COMPANY

By:	/s/ Samuel H. Pilch

Name:	Samuel H. Pilch

Title:	Group Vice President and Controller

Date:	April 19, 2005

ALLSTATE LIFE INSURANCE COMPANY
OF NEW YORK

By:	/s/ Samuel H. Pilch

Name:	Samuel H. Pilch

Title:	Group Vice President and Controller

Date:	April 19, 2005

INTRAMERICA LIFE INSURANCE COMPANY

By:	/s/ Samuel H. Pilch

Name:	Samuel H. Pilch

Title:	Group Vice President and Controller

Date:	April 19, 2005